Exhibit 99.1

News Release
International Paper Reports Third Quarter 2023 Results

MEMPHIS, Tenn. – October 26, 2023 – International Paper (NYSE: IP) today reported third quarter 2023 financial results.

THIRD QUARTER 2023 HIGHLIGHTS

•Net earnings of $165 million ($0.47 per diluted share); Adjusted operating earnings (non-GAAP) of $224 million ($0.64 per diluted share)
•$75 million of earnings achieved from Building a Better IP initiatives, bringing year-to-date to $195 million, exceeding full-year targets
•Cash provided by operations of $468 million, bringing year-to-date to $1.3 billion
•Returned $160 million to shareholders in dividends, bringing year-to-date to $679 million in share repurchases and dividends
•Completed the sale of our Ilim Joint Venture interest for $508 million

“Our third quarter results came in as expected, and we are encouraged by continuing demand recovery across our portfolio,” said Mark Sutton, Chairman and Chief Executive Officer. “We exceeded our full-year target for Building a Better IP through commercial and process improvement initiatives. Our operations continue to perform reliably with a focus on controlling costs. However, in this challenging macro environment, we are not satisfied with our absolute results. We are taking actions to structurally reduce fixed costs in our mill system, while optimizing our supply chain and investing in our box capabilities to grow with customers."

Diluted Net EPS and Adjusted Operating EPS

	Third Quarter 2023	Second Quarter 2023	Third Quarter 2022
Net Earnings (Loss)	$0.47	$0.68	$2.64
Less – Discontinued Operations (Gain) Loss, Net of Taxes	0.08	(0.04)	(0.18)
Net Earnings (Loss) from Continuing Operations	0.55	0.64	2.46
Add Back – Non-Operating Pension Expense (Income)	0.04	0.03	(0.13)
Add Back – Net Special Items Expense (Income)	0.08	(0.02)	0.32
Income Taxes - Non-Operating Pension and Special Items	(0.03)	(0.06)	(1.82)
Adjusted Operating Earnings*	$0.64	$0.59	$0.83

*    Adjusted operating earnings (non-GAAP) is defined as net earnings (loss) (GAAP) excluding discontinued operations, net special items and non-operating pension expense (income). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results from continuing operations. For discussion of discontinued operations, net special items and non-operating pension expense (income), see the disclosure under Effects of Net Special Items, Discontinued Operations, Net of Taxes and Consolidated Statement of Operations and related notes included later in this release. A reconciliation of net earnings (loss) to adjusted operating earnings is included later in this release.

Select Financial Measures

(In millions)	Third Quarter 2023	Second Quarter 2023	Third Quarter 2022
Net Sales	$4,613	$4,682	$5,402
Net Earnings (Loss)	165	235	951
Business Segment Operating Profit (Loss)	352	334	464
Adjusted Operating Earnings	224	204	300
Cash Provided By (Used For) Operations	468	528	435
Free Cash Flow**	240	261	197

**    Free cash flow is a non-GAAP financial measure. The most directly comparable GAAP measure is cash provided by (used for) operations. A reconciliation of cash provided by (used for) operations to free cash flow and explanation of why we believe that free cash flow provides useful information to investors, is included later in this release.

SEGMENT INFORMATION
Business segment operating profits are used by International Paper's management to measure the earnings performance of the Company's businesses and are calculated as set forth in footnote (f) below under "Sales and Earnings by Business Segment". Third quarter 2023 net sales by business segment and operating profit (loss) by business segment compared with the second quarter of 2023 and the third quarter of 2022 are as follows:
Business Segment Results

(In millions)	Third Quarter 2023	Second Quarter 2023	Third Quarter 2022
Net Sales by Business Segment
Industrial Packaging	$3,787	$3,884	$4,385
Global Cellulose Fibers	725	698	887
Corporate and Inter-segment Sales	101	100	130
Net Sales	$4,613	$4,682	$5,402
Operating Profit (Loss) by Business Segment
Industrial Packaging	$325	$304	$369
Global Cellulose Fibers	27	30	95
Total Business Segment Operating Profit (Loss)	$352	$334	$464
Industrial Packaging operating profits (losses) in the third quarter of 2023 were $325 million compared with $304 million in the second quarter of 2023. In North America, earnings improved despite lower sales prices for containerboard and corrugated boxes and an unfavorable geographic mix. The earnings improvement was driven by higher sales volumes for containerboard, lower planned outage costs and favorable adjustments related to employee benefit costs. Economic downtime was lower, improving mill operating costs. Input costs increased, primarily for energy, freight and recovered fiber. In EMEA, earnings were lower, driven by seasonally lower volumes, an unfavorable product mix and lower containerboard sales prices.
Global Cellulose Fibers operating profits (losses) in the third quarter of 2023 were $27 million compared with $30 million in the second quarter of 2023. Earnings were slightly lower as lower pulp pricing was mostly offset by lower distribution, input and operating costs, including favorable adjustments related to employee benefit costs. Sales volumes improved as seasonality was more than offset by an improving market environment.
EQUITY METHOD INVESTMENT - ILIM JOINT VENTURE
The Company completed the sale of its investment in the prior Ilim joint venture in the third quarter of 2023 for proceeds of $508 million ($472 million net of transaction costs). All current period and historical results have been adjusted to reflect Ilim as a discontinued operation.

CORPORATE EXPENSES
Corporate expenses, net was expense of $20 million for the third quarter of 2023 compared with expense of $8 million in the second quarter of 2023.

EFFECTIVE TAX RATE
The reported effective tax rate for the third quarter of 2023 was 17%, compared to 13% in the second quarter of 2023. The lower tax rate in the second quarter reflects a tax benefit related to the closure of the 2015-2016 IRS audit.
The operational effective tax rate was 18% for the third quarter of 2023 compared to 22% in the second quarter of 2023. The lower operational effective tax rate in the third quarter was primarily due to increased U.S. research and development tax credits and lower than estimated U.S. income taxes on foreign earnings.
The operational effective tax rate is a non-GAAP financial measure and is calculated by adjusting the income tax provision from continuing operations and rate to exclude the tax effect of net special items and non-operating pension expense (income). Management believes that this presentation provides useful information to investors by providing a meaningful comparison of the income tax rate between past and present periods.

EFFECTS OF SPECIAL ITEMS
Net special items in the third quarter of 2023 amount to a net after-tax charge of $22 million ($0.06 per diluted share) compared with a benefit of $27 million ($0.08 per diluted share) in the second quarter of 2023 and a benefit of $551 million ($1.53 per diluted share) in the third quarter of 2022. Net special items in all periods include the following charges (gains):

	Third Quarter 2023		Second Quarter 2023		Third Quarter 2022
(In millions)	Before Tax	After Tax	Before Tax	After Tax	Before Tax	After Tax
Restructuring and other charges, net:
Debt extinguishment costs	$—	$—	$—	$—	$93	$70
Total restructuring and other charges, net	—	—	—	—	93	70
Environmental remediation reserve adjustment	29	22	—	—	—	—
Sylvamo investment (a)	—	—	—	—	(16)	(12)
Legal reserve adjustments	—	—	—	—	(15)	(11)
Tax benefit and interest related to settlement of tax audits (b)	—	—	(6)	(27)	—	—
Tax benefit related to timber monetization, net of interest (c)	—	—	—	—	55	(563)
Tax benefit related to exchange of Sylvamo shares (a)	—	—	—	—	—	(35)
Total special items, net	$29	$22	$(6)	$(27)	$117	$(551)

(a)	See notes (g) and (i) on the Consolidated Statement of Operations included later in this release.
(b)	See notes (b) and (c) on the Consolidated Statement of Operations included later in this release.
(c)	See notes (h) and (i) on the Consolidated Statement of Operations included later in this release.

DISCONTINUED OPERATIONS, NET OF TAXES
Discontinued operations, net of taxes include the equity earnings associated with our Ilim joint venture. Discontinued operations, net of taxes also includes the following special items charges (gains):

	Third Quarter 2023		Second Quarter 2023
(In millions)	Before Tax	After Tax	Before Tax	After Tax
Ilim equity method investment impairment and transaction costs	$59	$50	$33	$33
Total	$59	$50	$33	$33

EARNINGS WEBCAST
The company will host a webcast today to discuss earnings and current market conditions, beginning at 10 a.m. ET (9 a.m. CT). All interested parties are invited to listen to the webcast via the company’s website by clicking on the Investors tab and going to the Events & Presentations page at https://www.internationalpaper.com/investors/events-presentations. A replay of the webcast will also be on the website beginning approximately two hours after the call.

Parties who wish to participate in the webcast via teleconference may dial +1 (234) 720-6995 or, within the U.S. only, (844) 291-6362, and ask to be connected to the International Paper third quarter earnings call. The conference ID number is 266985. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (402) 970-0847 or, within the U.S. only, (866) 207-1041 and when prompted for the conference ID, enter 7315213.

About International Paper
International Paper (NYSE: IP) is a global producer of planet-friendly packaging, pulp and other fiber-based products, and one of North America's largest recyclers. Headquartered in Memphis, Tenn., we employ approximately 39,000 colleagues globally who are committed to creating what's next. We serve customers worldwide, with manufacturing operations in North America, Latin America, North Africa and Europe. Net sales for 2022 were $21.2 billion. Additional information can be found by visiting internationalpaper.com.

Visit https://www.internationalpaper.com/investors for more information regarding International Paper, including a slide presentation regarding the third quarter 2023. We use this website as a primary channel for disclosing key information to our investors, some of which may contain material and previously non-public information.

Certain statements in this press release that are not historical in nature may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “estimates” and similar expressions identify forward-looking statements. These statements are not guarantees of future performance and reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) risks with respect to climate change and global, regional, and local weather conditions, as well as risks related to our ability to meet targets and goals with respect to climate change and the emission of greenhouse gases and other environmental, social and governance matters; (ii) the level of our indebtedness and changes in interest rates (including the impact of current elevated interest rate levels); (iii) the impact of global and domestic economic conditions and industry conditions, including with respect to current negative macroeconomic conditions, inflationary pressures and changes in the cost or availability of raw materials, energy sources and transportation sources, supply chain shortages and disruptions, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products, and conditions impacting the credit, capital and financial markets, including possible instability in such markets and/or disruptions to the banking system due to potential or actual bank failures; (iv) domestic and global geopolitical conditions, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts, and the potential geopolitical and economic consequences associated therewith), changes in currency exchange rates, trade protectionist policies, downgrades in our credit ratings, and/or the credit ratings of banks issuing certain letters of credit, issued by recognized credit rating organizations; (v) the amount of our future pension funding obligations, and pension and healthcare costs; (vi) unanticipated expenditures or other adverse developments related to compliance with existing and new environmental, tax, labor and employment, privacy, anti-bribery and anti-corruption, and other U.S. and non-U.S. governmental laws and regulations; (vii) any material disruption at any of our manufacturing facilities or other adverse impact on our operations due to severe weather, natural disasters, climate change or other causes; (viii) risks inherent in conducting business through joint ventures; (ix) our ability to achieve the benefits expected from, and other risks associated with, acquisitions, joint ventures, divestitures, spinoffs and other corporate transactions, (x) cybersecurity and information technology risks, including as a result of security breaches and cybersecurity incidents; (xi) loss contingencies and pending, threatened or future litigation, including with respect to environmental related matters; (xii) our exposure to claims under our agreements with Sylvamo Corporation; (xiii) our failure to realize the anticipated benefits of the spin-off of Sylvamo Corporation and the qualification of such spin-off as a tax-free transaction for U.S. federal income tax purposes; and (xiv) our ability to attract and retain qualified personnel, particularly in light of current labor market conditions. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements can be found in our press releases and reports filed with the U.S. Securities and Exchange Commission. In addition, other risks and uncertainties not presently known to the Company or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:
Media: Amy Simpson, 901-419-4964 Investors: Mark Nellessen; 901-419-1731; Michele Vargas, 901-419-7287.

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2023		2022		2023		2023		2022
Net Sales	$4,613		$5,402		$4,682		$14,315		$16,028
Costs and Expenses
Cost of products sold	3,345	(a)	3,830	(e)	3,360		10,347	(a)	11,475	(e)
Selling and administrative expenses	286		337		336		1,003		978
Depreciation, amortization and cost of timber harvested	258		261		244		743		789
Distribution expenses	382		471		376		1,180		1,337
Taxes other than payroll and income taxes	39		38		40		115		110
Restructuring and other charges, net	—		93	(f)	—		—		93	(f)
Net (gains) losses on mark to market investments	—		(16)	(g)	—		—		(65)	(g)
Interest expense, net	58		123	(h)	59	(b)	179	(b)	266	(h)
Non-operating pension expense (income)	13		(48)		12		40		(144)
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings (Loss)	232		313		255		708		1,189
Income tax provision (benefit)	39		(575)	(i)	33	(c)	120	(c)	(384)	(i)
Equity earnings (loss), net of taxes	(1)		(1)		—		(2)		(3)
Earnings (Loss) From Continuing Operations	192		887		222		586		1,570
Discontinued operations, net of taxes	(27)	(d)	64		13	(d)	(14)	(d)	252
Net Earnings (Loss)	$165		$951		$235		$572		$1,822
Basic Earnings Per Common Share
Earnings (loss) from continuing operations	$0.55		$2.48		$0.64		$1.69		$4.28
Discontinued operations, net of taxes	(0.08)		0.18		0.04		(0.04)		0.69
Net earnings (loss)	$0.47		$2.66		$0.68		$1.65		$4.97
Diluted Earnings Per Common Share
Earnings (loss) from continuing operations	$0.55		$2.46		$0.64		$1.68		$4.24
Discontinued operations, net of taxes	(0.08)		0.18		0.04		(0.04)		0.68
Net earnings (loss)	$0.47		$2.64		$0.68		$1.64		$4.92
Average Shares of Common Stock Outstanding - Diluted	348.1		360.4		346.5		349.0		370.7

The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a pre-tax charge of $29 million ($22 million after taxes) for the three months and nine months ended September 30, 2023 for an environmental remediation reserve adjustment.
(b)	Includes income of $6 million ($4 million after taxes) for the three months ended June 30, 2023 and the nine months ended September 30, 2023 for interest income associated with the settlement of tax audits and a pre-tax charge of $3 million ($2 million after taxes) for the nine months ended September 30, 2023 related to the previously announced settlement of the timber monetization restructuring tax matter.
(c)	Includes a tax benefit of $23 million for the three months ended June 30, 2023 and the nine months ended September 30, 2023 related to the settlement of tax audits.

(d)	Includes charges of $59 million ($50 million after taxes), $33 million (before and after taxes) and $135 million ($126 million after taxes) for the three months ended September 30, 2023 and June 30, 2023 and the nine months ended September 30, 2023, respectively, for impairment and transaction costs related to our former equity method investment in the Ilim joint venture.

(e)	Includes pre-tax income of $15 million ($11 million after taxes) for the three months and nine months ended September 30, 2022 for a legal settlement, a pre-tax charge of $15 million ($11 million after taxes) for the nine months ended September 30, 2022 for an environmental remediation reserve adjustment and a pre-tax charge of $6 million ($5 million after taxes) for the nine months ended September 30, 2022 for other costs.
(f)	Includes a pre-tax charge of $93 million ($70 million after taxes) for the three months and nine months ended September 30, 2022 for debt extinguishment costs.
(g)
Includes pre-tax net gains of $16 million ($12 million after taxes) and $65 million ($49 million after taxes) for the three months and nine months ended September 30, 2022, respectively, related to our investment in Sylvamo Corporation.

(h)
Includes a pre-tax charge of $55 million ($41 million after taxes) for the three months and nine months ended September 30, 2022 related to the previously announced settlement of the timber monetization restructuring tax matter.

(i)
Includes a tax benefit of $604 million for the three months and nine months ended September 30, 2022 related to the previously announced settlement of the timber monetization restructuring tax matter and a tax benefit of $35 million and $66 million for the three months and nine months ended September 30, 2022, respectively, related to the tax-free exchange of our shares of Sylvamo Corporation.

INTERNATIONAL PAPER COMPANY
Reconciliation of Net Earnings (Loss) to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2023	2022	2023	2023	2022
Net Earnings (Loss)	$165	$951	$235	$572	$1,822
Less: Discontinued operations, net of taxes (gain) loss	27	(64)	(13)	14	(252)
Earnings (Loss) from Continuing Operations	192	887	222	586	1,570
Add back: Non-operating pension expense (income)	13	(48)	12	40	(144)
Add back: Net special items expense (income)	29	117	(6)	26	89
Income taxes - Non-operating pension and special items	(10)	(656)	(24)	(39)	(656)
Adjusted Operating Earnings	$224	$300	$204	$613	$859

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2023	2022	2023	2023	2022
Diluted Earnings per Common Share as Reported	$0.47	$2.64	$0.68	$1.64	$4.92
Less: Discontinued operations, net of taxes (gain) loss	0.08	(0.18)	(0.04)	0.04	(0.68)
Continuing Operations	0.55	2.46	0.64	1.68	4.24
Add back: Non-operating pension expense (income)	0.04	(0.13)	0.03	0.11	(0.39)
Add back: Net special items expense (income)	0.08	0.32	(0.02)	0.07	0.24
Income taxes per share - Non-operating pension and special items	(0.03)	(1.82)	(0.06)	(0.10)	(1.77)
Adjusted Operating Earnings per Share	$0.64	$0.83	$0.59	$1.76	$2.32
Notes:
Adjusted Operating Earnings is a non-GAAP measure. Net earnings (loss) is the most directly comparable GAAP measure. The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the after-tax effect of discontinued operations, non-operating pension expense (income) and items considered by management to be unusual or otherwise not reflective of on-going operations (net special items) as reflected in the Consolidated Statement of Operations and related notes included in this release from the earnings reported under U.S. GAAP. Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results from continuing operations. The Company believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter.

Since diluted earnings per share are computed independently for each period, nine-month per share amounts may not equal the sum of respective quarters.

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Net Sales by Business Segment

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2023		2022		2023		2023		2022
Industrial Packaging	$3,787		$4,385		$3,884		$11,754		$13,282
Global Cellulose Fibers	725		887		698		2,234		2,385
Corporate and Inter-segment Sales	101		130		100		327		361
Net Sales	$4,613		$5,402		$4,682		$14,315		$16,028
Operating Profit (Loss) by Business Segment
	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2023		2022		2023		2023		2022
Industrial Packaging	$325		$369		$304		$951		$1,326
Global Cellulose Fibers	27		95		30		41		71
Total Business Segment Operating Profit (Loss)	$352		$464		$334		$992		$1,397

Earnings (Loss) Before Income Taxes and Equity Earnings	$232		$313		$255		$708		$1,189
Interest expense, net	58		123	(c)	59	(a)	179	(a)	266	(c)
Adjustment for less than wholly owned subsidiaries (e)	—		(1)		—		—		(2)
Corporate expenses, net	20		15		8		36		54
Corporate net special items	29	(b)	62	(d)	—		29	(b)	34	(d)
Non-operating pension expense (income)	13		(48)		12		40		(144)
Business Segment Operating Profit (Loss) (f)	$352		$464		$334		$992		$1,397

(a)	Includes income of $6 million for the three months ended June 30, 2023 and the nine months ended September 30, 2023 for interest income associated with the settlement of tax audits and a charge of $3 million for the nine months ended September 30, 2023 related to the previously announced settlement of the timber monetization restructuring tax matter.
(b)	Includes a charge of $29 million for the three months and nine months ended September 30, 2023 for an environmental remediation reserve adjustment.
(c)	Includes a charge of $55 million for the three months and nine months ended September 30, 2022 related to the previously announced settlement of the timber monetization restructuring tax matter.
(d)
Includes a charge of $93 million for the three months and nine months ended September 30, 2022 for debt extinguishment costs, net gains of $16 million and $65 million for the three months and nine months ended September 30, 2022, respectively, related to our investment in Sylvamo Corporation, income of $15 million for the three months and nine months ended September 30, 2022 for a legal settlement, a charge of $15 million for the nine months ended September 30, 2022 for an environmental remediation reserve adjustment and a charge of $6 million for the nine months ended September 30, 2022 for other costs.

(e)	Operating profits for business segments include each segment's percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax earnings for these subsidiaries is adjusted here to present consolidated earnings before income taxes and equity earnings.
(f)	As set forth in the chart above, business segment operating profit is defined as earnings (loss) from continuing operations before income taxes and equity earnings, but including the impact of less than wholly owned subsidiaries, and excluding interest expense, net, corporate expenses, net, corporate net special items, business net special items and non-operating pension expense. Business segment operating profit is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments. Business segment operating profit is presented in our financial statement footnotes in accordance with ASC 280.

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2023	2022	2023	2023	2022
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (b)	2,329	2,522	2,393	7,103	7,759
Containerboard	677	677	600	1,821	2,096
Recycling	529	546	528	1,617	1,645
Saturated Kraft	40	51	44	118	146
Gypsum /Release Kraft	58	66	61	179	184
EMEA Packaging (b)	299	297	317	951	1,019
Industrial Packaging	3,932	4,159	3,943	11,789	12,849
Global Cellulose Fibers (In thousands of metric tons) (c)	692	750	625	2,005	2,182

(a)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.

(b)	Volumes for corrugated box sales reflect consumed tons sold ("CTS"). Board sales by these businesses reflect invoiced tons.

(c)	Includes North American volumes and internal sales to mills.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	September 30, 2023	December 31, 2022
Assets
Current Assets
Cash and Temporary Investments	$1,149	$804
Accounts and Notes Receivable, Net	3,078	3,284
Contract Assets	474	481
Inventories	1,929	1,942
Assets Held for Sale	—	133
Other	150	126
Total Current Assets	6,780	6,770
Plants, Properties and Equipment, Net	10,433	10,431
Investments	184	186
Long-Term Financial Assets of Variable Interest Entities	2,308	2,294
Goodwill	3,041	3,041
Overfunded Pension Plan Assets	324	297
Right of Use Assets	459	424
Deferred Charges and Other Assets	422	497
Total Assets	$23,951	$23,940
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$120	$763
Accounts Payable and Other Current Liabilities	3,762	4,237
Total Current Liabilities	3,882	5,000
Long-Term Debt	5,549	4,816
Long-Term Nonrecourse Financial Liabilities of Variable Interest Entities	2,112	2,106
Deferred Income Taxes	1,708	1,732
Underfunded Pension Benefit Obligation	281	281
Postretirement and Postemployment Benefit Obligation	134	150
Long-Term Lease Obligations	317	283
Other Liabilities	1,086	1,075
Equity
Common Stock	449	449
Paid-in Capital	4,705	4,725
Retained Earnings	9,938	9,855
Accumulated Other Comprehensive Loss	(1,460)	(1,925)
	13,632	13,104
Less: Common Stock Held in Treasury, at Cost	4,750	4,607
Total Equity	8,882	8,497
Total Liabilities and Equity	$23,951	$23,940

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Nine Months Ended September 30,
	2023	2022
Operating Activities
Net earnings (loss)	$572	$1,822
Depreciation, amortization and cost of timber harvested	743	789
Deferred income tax expense (benefit), net	(47)	(816)
Restructuring and other charges, net	—	93
Net (gains) losses on mark to market investments	—	(65)
Net (gains) losses on sales and impairments of equity method investments	135	—
Equity method dividends received	13	204
Equity (earnings) losses, net of taxes	(109)	(249)
Periodic pension (income) expense, net	70	(87)
Other, net	36	126
Changes in current assets and liabilities
Accounts and notes receivable	201	(294)
Contract assets	7	(138)
Inventories	62	(217)
Accounts payable and accrued liabilities	(332)	218
Interest payable	(5)	50
Other	(5)	(23)
Cash Provided By (Used For) Operating Activities	1,341	1,413
Investment Activities
Invested in capital projects, net of insurance recoveries	(836)	(609)
Proceeds from sale of equity method investments, net of transaction costs	472	—
Proceeds from exchange of equity securities	—	311
Proceeds from sale of fixed assets	4	11
Other	2	(6)
Cash Provided By (Used For) Investment Activities	(358)	(293)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(218)	(1,093)
Issuance of debt	772	752
Reduction of debt	(689)	(954)
Change in book overdrafts	(26)	—
Dividends paid	(482)	(509)
Net debt tender premiums paid	—	(89)
Other	(1)	(2)
Cash Provided By (Used for) Financing Activities	(644)	(1,895)
Effect of Exchange Rate Changes on Cash and Temporary Investments	6	(9)
Change in Cash and Temporary Investments	345	(784)
Cash and Temporary Investments
Beginning of the period	804	1,295
End of the period	$1,149	$511

.

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash Provided By (Used For) Operating Activities	$468	$435	$1,341	$1,413
Adjustments:
Cash invested in capital projects, net of insurance recoveries	(228)	(238)	(836)	(609)
Free Cash Flow	$240	$197	$505	$804

Free cash flow is a non-GAAP (Generally Accepted Accounting Principles) measure and the most directly comparable GAAP measure is cash provided by operations. Management believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of the Company’s ongoing performance, free cash flow also enables investors to perform meaningful comparisons between past and present periods.

The non-GAAP financial measures presented in this release have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release may not be comparable to similarly titled measures disclosed by other companies, including companies in the same industry as International Paper.

Management believes non-GAAP financial measures, when used in conjunction with information presented in accordance with GAAP, can facilitate a better understanding of the impact of various factors and trends on the Company’s financial condition and results of operations. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Investors are cautioned to not place undue reliance on any non-GAAP financial measures used in this release.